                             EMPLOYMENT AGREEMENT
                             --------------------

     THIS EMPLOYMENT AGREEMENT (this "Agreement") effective as of the 26/th/ day of January, 1998 (the "Effective Date"), is made by and between fonix corporation, a Delaware corporation having its principal place of business in Salt Lake City, Utah (the "Company"), and JOHN A. OBERTEUFFER, a resident of Massachusetts (the "Executive").

                                    RECITALS

     1. The Company desires to retain the services of the Executive, presently a director of and consultant to the Company, and the Executive desires to render such services, upon the terms and conditions contained herein.

     2. The Board of Directors of the Company (the "Board"), by appropriate resolutions, has authorized the employment of the Executive as provided for in this Agreement.

                                   AGREEMENT

     NOW, THEREFORE, in consideration of the covenants contained herein, the above recitals and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:


                                   ARTICLE I

                                     DUTIES

     1.1  Duties.  The Company hereby employs the Executive, and the Executive
          ------
hereby accepts employment, as the Company's Vice President Technology upon the terms and conditions contained herein. The Executive shall exercise the authority and assume the responsibilities: (i) specified in the Company's Bylaws; (ii) of a Vice President of a corporation of the size and nature of the Company; (iii) under the general direction of the Company's Chief Operating Officer; and (iv) prescribed by the Board from time to time.

     1.2  Other Business.  During the Contract Term, and excluding any periods
          --------------
of vacation, sick leave or disability to which the Executive is entitled, the Executive agrees to devote at least four (4) days per week to the business and affairs of the Company and to use the Executive's best efforts to perform faithfully and efficiently such duties. Notwithstanding the foregoing, but subject to the provisions of Article VI hereof, the Executive shall be entitled to (i) continue as the President and a member of the Board of Directors of Voice Information Associates, Inc. ("VIA"), including supervision and direction of its regular business activities and (ii) to serve on boards of directors, executive committees and other similar governing bodies of automatic speech recognition industry groups and associations (e.g., AVIOS).

                                  ARTICLE II

                               TERM OF AGREEMENT

     The term of this Agreement shall commence on the Effective Date and shall terminate at 11:59 p.m. Mountain Standard Time on January 31, 2001 (the "Contract Term") unless sooner terminated hereunder.

                                  ARTICLE III

                                  COMPENSATION

     During the Contract Term, the Company shall pay, or cause to be paid to the Executive in cash in accordance with the normal payroll practices of the Company for senior executive officers (including deductions, withholdings and collections as required by law), the following:

     3.1  Annual Base Salary.  In installments not less frequently than monthly,
          ------------------
an annual base salary ("Annual Base Salary") equal to Two Hundred Twenty-Five Thousand Dollars ($225,000).

     3.2  Annual Performance Review.  On a basis not less frequently than
          -------------------------
annually during the Contract Term, the Board shall review Executive's performance of his duties as described in Article I hereof. Based upon such review, the Board may, in its sole discretion, determine to increase the Annual Base Salary for the next twelve (12) month period of the Contract Term. The Board may not thereafter reduce the Annual Base Salary without the express consent of the Executive.

                                  ARTICLE IV

                                 OTHER BENEFITS

     4.1  Incentive and Retirement Plans. The Executive shall be entitled to
          --------------------------------
participate, during the Contract Term, in all incentive (including annual and long-term incentives), savings and retirement plans, practices, policies and programs available to other senior executives of the Company.

     4.2  Welfare Benefits. Immediately upon the Effective Date and throughout
          ----------------
the Contract Term, the Executive and/or the Executive's family, as the case may be, shall be entitled to participate in, and shall receive all benefits under, all welfare benefit plans, practices, policies and programs provided by the Company (including without limitation, medical, prescription, dental, disability, salary continuance, employee life, group life, dependent life, accidental death and travel accident insurance plans and programs) at a level that is equal to other senior executives of the Company. Should such benefits be unavailable to the Executive and/or the Executive's family because his primary residence is in the State of Massachusetts or for other similar reasons, the Company shall provide the Executive with the cash equivalent of such benefits paid no less frequently then bi-annually.

     4.3  Fringe Benefits.  Immediately upon the Effective Date and throughout
          ---------------
the Contract Term, the Executive shall be entitled to participate in all fringe benefit programs provided by the Company to its senior executives.

     4.4  Expenses.  During the Contract Term, the Executive shall be entitled
          --------
to receive prompt reimbursement for all reasonable employment-related expenses which are tax deductible by the Company as business expenses and incurred by the Executive. The Executive shall be reimbursed upon the Company's receipt of accountings in accordance with practices, policies and procedures applicable to senior executives of the Company.

     4.5  Office and Support Staff.  During the Contract Term, the Executive
          ------------------------
shall be entitled to an office, furnishings, other appointments and secretarial assistance in Lexington, Massachusetts commensurate with the position of Vice President Technology of the Company, all of which shall be adequate for the performance of the Executive's duties.

     4.6  Vacation.  The Executive shall be entitled to twenty (20) paid
          --------
vacation days per year. Such paid vacation days shall accrue without cancellation, expiration or forfeiture.

     4.7  Living Accommodations. Commuting and/or Relocation Costs.  In view of
          --------------------------------------------------------
the fact that the Executive's primary residence is not within the vicinity of the Company's headquarters, the Company shall during the Contract Term reimburse the Executive for (i) the reasonable costs of commuting from his current residence to the Company's headquarters and (ii) the reasonable costs of securing and maintaining temporary, secondary living accommodations near the Company's headquarters. During the Contract Term, should the Executive determine to relocate his primary residence to within 50 miles of the Company's headquarters, the Company shall reimburse the Executive for reasonable relocation expenses.

     4.8  Stock Options.  As a member of the Board during 1997, the Executive
          -------------
was granted options to purchase 200,000 shares of the Company's common voting stock, par value $.0001 per share (the "Common Stock"), at an exercise price per share of $_________, subject to the terms of the Company's 1997 Stock Option and Incentive Plan (the "Plan"). The Plan prohibits a person who is both an employee of the Company and a member of the Board from receiving stock options or other benefits under the Plan as both an employee and member of the Board. Therefore, the parties hereby agree that the Executive may elect at any time prior to that date which is six (6) months after the date hereof to be treated under the Plan as either an employee or member of the Board. If the Executive elects to be treated under the Plan as an employee, for the period that the Executive shall continue to be a member of the Board, he shall receive stock options in an annual amount not less than the amount received annually by members of the Board.

                                   ARTICLE v

                               CHANGE OF CONTROL

     5.1  Definitions. The following terms shall have the meaning set forth
          -----------
below:

          (1) The term "Continuing Directors" shall mean those members of the Board at any relevant time (i) who were directors on the Effective Date or (ii) who subsequently were approved for nomination, election or appointment to the Board by at least two-thirds of the Continuing Directors on the Board at the time of such approval (the directors described in subsection (ii) are referred to herein as the "Approved Directors").

          (2) The term "Change in Control" shall mean a change in control of beneficial ownership of the Company's voting securities of a nature that would be required to be reported pursuant to Item 6(e) of Schedule 14A of Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act") or any similar item on a successor or revised form; provided, however, that a Change in Control shall be deemed to have occurred when:

               (1) Any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities representing thirty percent (30%) or more of the combined voting power of the Company's then outstanding voting securities; or

               (2) During any period of two (2) consecutive years, the individuals who at the beginning of such period constituted the Board, together with any Approved Directors elected during such period, cease for any reason to constitute at least a majority of the Board; provided, however, that if a Change in Control under this clause (b)(ii) has not occurred, the Continuing Directors (by a vote of at least two-thirds of the Continuing Directors then on the Board) may: (1) approve in advance an acquisition resulting in a change of beneficial ownership as described in clause (b)(i), in which case it shall not constitute a Change in Control; or (2) if at any time after such an acquisition as described in clause (b)(i), no person beneficially owns securities of the Company representing 30% or more of the combined voting power of the Company's then outstanding securities, declare that a Change in Control has ceased, in which case the provisions of this Article V shall not apply from that time forward, unless another Change in Control occurs; or

               (3) The shareholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets.

          (3) The term "Good Reason," in connection with the termination by the Executive of his employment with the Company subsequent to a Change of Control, shall mean:

               (1) A diminution in the responsibilities, title or office of the Executive such that he does not serve as Vice President of the Company (which diminution was not for "Cause" (as defined below) or the result of the Executive's disability), or the assignment (without the Executive's express written consent) by the Company to the Executive of any significant duties that are inconsistent with the Executive's position, duties, responsibilities and status as Vice President of the Company;

               (2) Any reduction by the Company in the Executive's Annual Base Salary as the same may be increased from time to time in accordance with this Agreement;

               (3) The Company's transfer or assignment of the Executive, without the Executive's prior express written consent, to any location other than the Company's place of business in Lexington, Massachusetts, except for required travel on Company business, including, but not limited to, travel to the various technology and other facilities of the Company located in Draper, Utah; San Jose, California; and other additional and/or successor locations, to an extent that does not constitute a substantial abrupt departure from the Executive's normal business travel obligations; or

               (4) The failure by the Company to continue in effect any material benefit or compensation plan, life insurance plan, health and medical benefit plan, disability plan or any other benefit plan in which the Executive is a participant, or the taking of any action by the Company that would adversely affect the Executive's right to participate in, or materially reduce the Executive's benefits under, any of such plans or benefits, or deprive the Executive of any material fringe benefit enjoyed by the Executive.

          (4) The terms "Parachute Payments" and "Excess Parachute Payments" shall each have the meanings attributed to them under Section 280G of the Code, or any successor section, and any regulations which may be promulgated in connection with said section.

     5.2  Severance Payments.   In the event that, during the Contract Term,
          ------------------
both (a) a Change of Control occurs, and (b) within six (6) months after such Change in Control occurs, the Executive's employment is terminated either (1) by the Company for any reason other than (A) for Cause (as defined below), (B) as a result of the Executive's death or disability or (C) as a result of the Executive's retirement in accordance with the Company's general retirement policies, or (2) by the Executive for Good Reason, then:

               (1) the Executive shall be paid, within thirty (30) days after such termination, an amount in cash equal to all Annual Base Salary then and thereafter payable hereunder;

               (2) the Company shall maintain in full force and effect for the shorter of the Contract Term or one (1) year after termination, all employee health and medical benefit plans and programs including, without limitation, the Executive's 401(k) Plan, in which the Executive, his family, or both, were participants immediately prior to termination; provided that such continued participation is possible under the general terms and provisions of such plans and programs; provided, however, that if the Executive becomes eligible to participate in a health and medical benefit plan or program of another employer which confers substantially similar benefits, the Executive shall cease to receive benefits under this subparagraph in respect of such plan or program; and

               (3) all of the stock options, warrants and other similar rights granted by the Company to the Executive, if any, shall immediately and entirely be vested and shall be immediately delivered to the Executive without restriction or limitation of any kind (except for normal transfer restrictions).

     Any obligation owed or amount payable pursuant to this Section together with any compensation pursuant to Article III that is payable for services rendered through the effective date of termination, shall constitute the sole obligation of the Company payable with respect to the termination of the Executive as provided in this Section.

     5.3  Parachute Payment Limitation.  Notwithstanding any other provision of
          ----------------------------
this Agreement, if the severance payments under Section 5.02 of this Agreement, together with any other Parachute Payments made by the Company to the Executive, if any, are characterized as Excess Parachute Payments, then the following rules shall apply:

          (1) The Company shall compute the net value to the Executive of all such severance payments after reduction for the excise taxes imposed by Section 4999, of the Code and for any normal income taxes that would be imposed on the Executive if such severance payments constituted the Executive's sole taxable income;

          (2) The Company shall next compute the maximum amount of severance payments that can be provided without any such payments being characterized as Excess Parachute Payments, and reduce the result by the amount of any normal income taxes that would be imposed on the Executive if such reduced severance benefits constituted the Executive's sole taxable income;

          (3) If the amount derived in Section 5.03(a) is greater than the amount derived in Section 5.03(b), then the Company shall pay the Executive the full amount of severance payments without reduction. If the amount derived in
Section 5.03(a) is not greater than the amount derived in Section 5.03(b), then the Company shall pay the Executive the maximum amount of severance payments that can be provided without any such payments being characterized as Excess Parachute Payments.

     5.4  No Mitigation. The Executive shall not be required to mitigate the
          -------------
amount of any payment provided for in Section 5.02 by seeking other employment or otherwise, nor shall the amount of any payment provided for in Section 5.02 be reduced by any compensation earned by the Executive as a result of employment by another company, self-employment or otherwise.

                                  ARTICLE XI

                             RESTRICTIVE COVENANTS

     6.1  Trade Secrets. Confidential and Proprietary Business Information.
          ----------------------------------------------------------------

          (1) The Company has advised the Executive and the Executive has acknowledged that it is the policy of the Company to maintain as secret and confidential all Protected Information (as defined below), and that Protected Information has been and will be developed at substantial cost and effort to the Company. "Protected Information" means trade secrets, confidential and proprietary business information of the Company, any information of the Company other than information which has entered the public domain (unless such information entered the public domain through effects of or on account of the Executive), and all valuable and unique information and techniques acquired, developed or used by the Company relating to its business, operations, employees, customers and suppliers, which give the Company a competitive advantage over those who do not know the information and techniques and which are protected by the Company from unauthorized disclosure, including but not limited to, customer lists (including potential customers), sources of supply, processes, plans, materials, pricing information, internal memoranda, marketing plans, internal policies, software, software documentation, computer programs, code, technology, hardware, test results, intellectual property, and products and services which may be developed from time to time by the Company and its agent or employees.

          (2) The Executive acknowledges that the Executive has acquired Protected Information as a result of his services previously rendered to the Company as a member of the Board and consultant to the Company and that the Executive will acquire additional Protected Information with respect to the Company and its successors in interest, which information is a valuable, special and unique asset of the Company's business and operations and that disclosure of such Protected Information would cause irreparable damage to the Company. All such Protected Information previously acquired or received by the Executive was delivered by the Company in consideration of the execution and delivery by the Executive of a Confidentiality and Non-Disclosure Agreement dated March 10, 1997 (the "First NDA"). Any and all agreements of the Executive to refrain from disclosure or other communication of Protected Information set forth in this
Section 6.01 are in addition and not substitution of those agreements and covenants set forth in the First NDA, which agreements and covenants the Executive hereby ratifies and confirms in their entirety.

          (3) Either during or after termination of employment by the Company, the Executive shall not, directly or indirectly, divulge, furnish or make accessible to any person, firm, corporation, association or other entity (otherwise than as may be required in the regular course of the Executive's employment) nor use in any manner, any Protected Information, or cause any such information of the Company to enter the public domain.

     6.2  Non-Competition
          ---------------

          (1) The Executive agrees that the Executive shall not during the Executive's employment with the Company, and, for a period of eighteen (18) months after the termination of this Agreement, directly or indirectly, in any capacity (including through his ownership and control of VIA), engage or participate in, or become employed by or render advisory or consulting or other services in connection with any Prohibited Business as defined in Section 6.02(c); provided, however, that the foregoing Covenant shall be null and void if (i) (1) the Company becomes insolvent or generally fails to pay, or admits in writing its inability or unwillingness to pay, debts as they become due; (2) the Company applies for the appointment of a trustee, receiver, sequestrator or other custodian for any substantial portion of the Company's property, or makes a general assignment for the benefit of creditors; (3) the Company permits or suffers to exist the appointment of a trustee, receiver, sequestrator or other custodian for a substantial part of the Company's property, and such trustee, receiver, sequestrator or other custodian shall not be discharged within one hundred twenty (120) days; or (4) the Company affects or participates in, or permits or suffers to exist the commencement of any bankruptcy, reorganization, debt arrangement or other case or proceeding under any bankruptcy or insolvency law, or any dissolution, winding up or liquidation proceeding that results in the entry of an order for relief or remains for one hundred twenty (120) days undismissed; and (ii) the Executive is no longer an employee of the Company or member of the Board.

          (2) The Executive agrees that the Executive shall not during the Executive's employment with the Company, and, for a period of eighteen (18) months after the termination of this Agreement, make any financial investment, whether in the form of equity or debt, or own any interest, directly or indirectly, in any Prohibited Business. Nothing in this Section 6.02(b) shall, however, restrict the Executive from making any investment in any company whose stock is listed on a national securities exchange; provided that (i) such investment does not give the Executive the right or ability to control or influence the policy decisions of any Prohibited Business, and (ii) such investment does not create a conflict of interest between the Executive's duties hereunder and the Executive's interest in such investment.

          (3) For purposes of this Section 6.02, "Prohibited Business" shall be defined as any business and any branch, office or operation thereof, which is a competitor of the Company and which has established or seeks to establish contact, in whatever form (including, but not limited to solicitation of sales, or the receipt or submission of bids), with any entity who is at any time a client, customer or supplier of the Company (including but not limited to all subdivisions of the federal government); provided, however, that "Prohibited Business" shall not include Executive's ownership, control and operation of VIA so long as VIA's activities and business do not directly or indirectly compete with the activities and business of the Company.

     6.3  Non-Solicitation.  From the date hereof until two (2) years after the
          ----------------
Executive's termination of employment with the Company, the Executive shall not, directly or indirectly (a) encourage any employee or supplier of the Company or its successors in interest to leave his or her employment with the Company or its successors in interest, (b) employ, hire, solicit or cause to be employed, hired or solicited (other than by the Company or its successors in interest), or encourage others to employ or hire any person who within two (2) years prior thereto was employed by the Company or its successors in interest, or (c) establish a business with, or encourage others to establish a business with, any person who within two (2) years prior thereto was an employee or supplier of the Company or its successors in interest.

     6.4  Disclosure of Employee-Created Trade Secrets Confidential and
          -------------------------------------------------------------
Proprietary Business Information. The Executive agrees to promptly disclose to
--------------------------------
the Company all Protected Information developed in whole or in part by the Executive during the Executive's employment with the Company and which relates to the Company's business. Such Protected Information is, and shall remain, the exclusive property of the Company. All writings created during the Executive's employment with the Company (excluding writings (i) related to Pen/Voice technology development; (ii) related to Executive's ownership, control or operation of VIA; or (iii) unrelated to the Company's business) are considered to be "works-for-hire" for the benefit of the Company and the Company shall own all rights in such writings.

     6.5  Survival of Undertakings and Injunctive Relief.
          -----------------------------------------------

          (1) The provisions of Sections 6.01, 6.02, 6.03 and 6.04 shall survive the termination of the Executive's employment with the Company irrespective of the reasons therefor.

          (2) The Executive acknowledges and agrees that the restrictions imposed upon the Executive by Sections 6.01, 6.02, 6.03 and 6.04 and the purpose of such restrictions are reasonable and are designed to protect the Protected Information and the continued success of the Company without unduly restricting the Executive's future employment by others. Furthermore, the Executive acknowledges that, in view of the Protected Information which the Executive has or will acquire or has or will have access to and in view of the necessity of the restrictions contained in Sections 6.01, 6.02, 6.03 and 6.04, any violation of any provision of Sections 6.01, 6.02, 6.03 and 6.04 hereof would cause irreparable injury to the Company and its successors in interest with respect to the resulting disruption in their operations. By reason of the foregoing the Executive consents and agrees that if the Executive violates any of the provisions of Sections 6.01, 6.02, 6.03 or 6.04 of this Agreement, the Company and its successors in interest as the case may be, shall be entitled, in addition to any other remedies that they may have, including money damages, to an injunction to be issued by a court of competent jurisdiction, restraining the Executive from committing or continuing any violation of such Sections of this Agreement.

     In the event of any such violation of Sections 6.01, 6.02, 6.03 and 6.04 of this Agreement, the Executive further agrees that the time periods set forth in such Sections shall be extended by the period of such violation.

                                  ARTICLE VII

                                  TERMINATION

     7.1  Termination of Employment. The Executive's employment may be
          -------------------------
terminated at any time during the Contract Term by mutual agreement of the parties, or as otherwise provided in this Article.

     7.2  Termination for Cause. The Company may terminate the Executive's
          ---------------------
employment for Cause without prior written notice of such termination. For purposes of this Agreement, "Cause" for termination shall mean

               (1) the Executive's willful failure or refusal to carry out the reasonable directions of the Board, which directions are consistent with the Executive's duties as set forth under this Agreement, other than a failure resulting from the Executive's complete or partial incapacity due to physical or mental illness or impairment;

               (2) the Executive's conviction for a violation of a state or federal criminal law involving the commission of a felony;

               (3) a willful act by the Executive that constitutes gross negligence in the performance of the Executive's duties under this Agreement. No act, or failure to act, by the

Executive shall be considered "willful" unless committed without good faith and without a reasonable belief that the act or omission was in the Company's best interest;

               (4) a material breach of the terms of this Agreement by the Executive, which breach has not been cured by the Executive within fifteen (15) days of written notice of said breach by the Company; or

               (5) the Executive's unethical business practices in connection with the Company's business.

Upon termination for Cause, the Executive shall not be entitled to payment of any compensation other than salary and benefits under this Agreement earned up to the date of such termination and any stock options, warrants or similar rights which have vested at the date of such termination.

     7.3  Termination Without Cause.  Should the Executive's employment be
          -------------------------
terminated for a reason other than as specifically set forth in Sections 7.01 and 7.02 or Article V above:

               (1) all of the stock options, warrants and other similar rights, if any, granted by the Company to the Executive which are vested at the date of termination shall remain vested plus that number of the stock options, warrants and other similar rights, if any, that would vest during the period immediately following the date of termination set forth in the table below shall become vested as of the date of termination and all such vested stock options, warrants and other similar rights, if any, shall be immediately delivered to the Executive without restriction or limitation of any kind (except for normal transfer restrictions);

               (2) all benefits provided to the Executive and/or the Executive's family shall be continued for the relevant period specified in the table below, and

               (3) the Company shall continue to pay the Executive his Annual Base Salary, in accordance with the Company's normal practices for other senior executives, for the period specified in the table below:

--------------------------------------------------------------------------------
Termination Period                        Number of Months
--------------------------------------------------------------------------------
2/1/98 - 4/1/99                           9
--------------------------------------------------------------------------------
4/2/99 - 1/31/00                          12
--------------------------------------------------------------------------------

                                 ARTICLE VIII

                                 MISCELLANEOUS

     8.1  Publications.  If, during the Contract Term and for a period of one
          ------------
(1) year thereafter, Oberteuffer writes a paper or article concerning automatic speech recognition which he desires to publish in any professional or scientific journal (excluding papers or articles written for or on behalf of VIA or unrelated to the company's business), he shall submit a draft thereof to the Company at least sixty (60) days in advance of the proposed publication date. Within fifteen (15) days thereafter, the Company shall advise Oberteuffer if it believes that any statement within the proposed article or paper contains any Protected Information and Oberteuffer shall not publish the proposed article or paper until the statement has been removed or modified to the reasonable satisfaction of the Company. If the article or paper is subsequently published, Oberteuffer shall use his best efforts to require the publisher to publish his employment and/or other affiliation with the Company as part of any background or biographical statement concerning Oberteuffer.

     8.2  Assignment, Successors.  This Agreement may not be assigned by either
          ----------------------
party hereto without the prior written consent of the other party. This Agreement shall be binding upon and inure to the benefit of the Executive and the Executive's estate and the Company and any assignee of or successor to the Company.

     8.3  Nonalienation of Benefits.  Benefits payable under this Agreement
          -------------------------
shall not be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, charge, garnishment, execution or levy of any kind, either voluntary or involuntary, prior to actually being received by the Executive, and any such attempt to dispose of any right to benefits payable hereunder shall be void.

     8.4  Severability.  If all or any part of this Agreement is declared by any
          ------------
court or governmental authority to be unlawful or invalid, such unlawfulness or invalidity shall not serve to invalidate any portion of this Agreement not declared to be unlawful or invalid. Any paragraph or part of a paragraph so declared to be unlawful or invalid shall, if possible, be construed in a manner which will give effect to the terms of such paragraph or part of a paragraph to the fullest extent possible while remaining lawful and valid.

     8.5  Amendment and Waiver.  This Agreement shall not be altered, amended or
          --------------------
modified except by written instrument executed by the Company and the Executive. A waiver of any term, covenant, agreement or condition contained in this Agreement shall not be deemed a waiver of any other term, covenant, agreement or condition and any waiver of any other term, covenant, agreement or condition, and any waiver of any default in any such term, covenant, agreement or condition shall not be deemed a waiver of any later default thereof or of any other term, covenant, agreement or condition.

     8.6  Notices.  All notices and other communications hereunder shall be in
          -------
writing and delivered by hand or by first class registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

If to the Company:       fonix corporation
                         Attn:  Jeffrey N. Clayton, Vice President - Legal
                         60 East South Temple
                         1225 Eagle Gate Tower
                         Salt Lake City, Utah  84111

With a copy to:          DURHAM, EVANS, JONES & PINEGAR
                         Attn:  Jeffrey M. Jones, Esq.
                         50 South Main Street, Suite 850
                         Salt Lake City, Utah 84144

If to the Executive:     John A. Oberteuffer
                         14 Glen Road South
                         Lexington, Massachusetts  02173

Either party may from time to time designate a new address by notice given in accordance with this Section. Notice and communications shall be effective when actually received by the addressee.

     8.7  Counterpart Originals.  This Agreement may be executed in
          ---------------------
counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

     8.8  Entire Agreement.  This Agreement forms the entire agreement between
          ----------------
the parties hereto with respect to any severance payment and with respect to the subject matter contained in the Agreement.

     8.9  Applicable Law. The provisions of this Agreement shall be interpreted
          --------------
and construed in accordance with the laws of the state of Utah, without regard to its choice of law principles.

     8.10 Attorneys Fees and Jurisdiction.  In the event of any breach of this
          -------------------------------
Agreement by either party, the non-breaching party shall be entitled to recover its reasonable attorneys fees and other litigation costs, including attorneys fees and costs incurred on appeal. Any litigation commenced by either party with respect to this Agreement shall be filed in the state or federal courts sitting in Salt Lake County, State of Utah. Oberteuffer hereby consents to the jurisdiction of said courts over him with respect to any litigation with respect to this Agreement.

     8.11 Effect on Other Agreements.  This Agreement shall supersede all prior
          --------------------------
agreements, promises and representations regarding employment by the Company and severance or other payments contingent upon termination of employment. Further, the parties hereby terminate that certain Consulting Agreement between them effective as of March 11, 1997; provided, however, that Sections 1.4 and 1.6 thereof shall survive said termination and continue to be enforceable by the Company.

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

     8.12 Extension or Renegotiation.  The parties hereto agree that at any time
          --------------------------
prior to the expiration of this Agreement, they may extend or renegotiate this Agreement upon mutually agreeable terms and conditions.

     IN WITNESS WHEREOF the parties have executed this Employment Agreement on the date first written above.

                              fonix corporation, a Delaware corporation

                              By:
                                  -------------------------------------
                              Name:
                                    -----------------------------------
                              Title:
                                    -----------------------------------


                              JOHN A. OBERTEUFFER, an individual


                              -----------------------------
                              John A. Oberteuffer

                                       13